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                            Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material under Rule 14a-12

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                           AHA Investment Funds, Inc.
                (Name of Registrant as Specified In Its Charter)
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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
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[AHA INVESTMENT PROGRAM LETTERHEAD]

[contact name]
COMPANY NAME
ADDRESS
CITY, STATE, ZIP

Dear [contact]:

Re: AHA Investment Program Enhancements and Special Meeting of Shareholders of AHA Investment Funds, Inc.

The AHA Investment Program has delivered valuable consulting and asset management services to address the specific needs of the U.S. hospital industry for the past 12 years. However, the healthcare industry and the investing environment have changed dramatically since the program's inception. We recognize that our shareholders and clients require more. Therefore, the Program, with the support of its sponsor, the American Hospital Association, is being enhanced to provide additional services and offerings to AHA members and to the healthcare industry generally.

As you know, this Program provides investment consultations, quarterly performance analysis and a series of tobacco-free mutual fund portfolios. We are currently preparing to implement several key Program offerings. These include the introduction of new mutual fund investment portfolios that will include additional domestic equity and fixed income and international offerings. All of the offerings will abide by our unique policy of avoiding investments in tobacco-related products, which have been proven to cause serious medical problems. This is consistent with both the AHA's and the AMA's call for divestment in tobacco-related companies.

In the past, the structure of the AHA Investment Program has been available only to large, institutional investors. We have received significant requests from healthcare employers on behalf of their employees, employees directly, and healthcare professionals to gain access to this kind of socially conscious investment alternative. Therefore as a part of the enhancement we plan to expand the program to include access for these investors.

The Board of Directors of the AHA Investment Funds, Inc., and the AHA have recommended and endorsed these changes. To carry this out, the AHA has contracted with CCM Advisors LLC to take over the management and administration of the Program. This change WILL NOT change the people with whom you as a shareholder and client have been interacting or the service and responsiveness to which you are accustomed. The Directors of the AHA Investment Funds, Inc., are taking steps to implement a new fund structure which will enable us to make the Fund's portfolios available to investors with smaller initial investments.

In order for CCM Advisors LLC ("CCMA") to assume Hewitt Associates' ("Hewitt") role as the Investment Consultant to the Fund as described in the enclosed proxy, shareholders of the Fund are being asked to approve a new corporate management agreement between the Fund and CCMA. Under this agreement, which is the same in all material respects as the Fund's
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agreement with Hewitt, CCMA will be responsible to provide the Fund with the same services that Hewitt currently provides. You are also being asked to consent to the assignment by Hewitt to CCMA of the Program Services Agreement pursuant to which you participate in the AHA Investment Program and are provided the investment consulting services associated with the Program.

We are asking you to complete, sign and return to us two documents:

     1) a consent to the assignment of your Program Services Agreement which is attached to this letter; and

     2) the enclosed proxy card to vote your shares of AHA Investment Funds, Inc.

Please return both the consent and the proxy card in the enclosed envelope to my attention in advance of the shareholders meeting, which will be held at 9:00 a.m. (Central Time) on February 28, 2001, at Hewitt's offices, Three Overlook Point, Lincolnshire, Illinois 60069. Of course you are invited to attend the meeting and may, if you wish, vote your shares in person at the meeting. As you will note from the enclosed proxy materials, shareholders of the Fund will be voting at the meeting on several matters in addition to the proposal to approve the new agreement with CCMA. You can also vote on these matters by completing, signing and returning the enclosed proxy card. The enclosed proxy statement contains important information regarding each of the proposals that will be considered at the meeting. Please read it carefully.

You will also find attached a letter of endorsement from Anthony Burke, the President of American Hospital Association-Financial Solutions, Inc. AHA-FSI has been instrumental in guiding this development process. As you can understand, we are very enthusiastic about this strategy and believe it will greatly benefit the hospitals and health care foundations which participate in the AHA Investment Program.





If you have any questions regarding this, please contact me at 1 (800) 332-2111 extension 28201.

Sincerely,



Timothy G. Solberg, C.F.A.
Director

TGS:per
Enclosure
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The undersigned participant in the AHA Investment Program hereby consents to the assignment by Hewitt Associates LLC to CCM Advisors LLC of the Program Services Agreement pursuant to which it currently receives investment consulting services from Hewitt. The undersigned participant understands that the assignment will be effected upon the closing of the Asset Sale Agreement between Hewitt and CCMA, which is contingent on satisfaction of various conditions, including the approval by shareholders of AHA Investment Funds, Inc. of certain proposals as set forth in the enclosed proxy statement.


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Name of Participant


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Authorized Signature


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Title


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Date





PLEASE SIGN AND RETURN THIS PAGE WITH YOUR SIGNED AND COMPLETED PROXY VOTE IN THE ENCLOSED EXPRESS MAIL ENVELOPE.
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[AHA-FSI LETTERHEAD]

[contact name]
COMPANY NAME
ADDRESS
CITY, STATE, ZIP

Dear [contact]:

The American Hospital Association (AHA) and its subsidiary AHA Financial Solutions, Inc. (AHA-FSI) are pleased to reaffirm our continued endorsement and support of the AHA Investment Program. This program of investment consulting and portfolio management recently celebrated 12 years of service to the hospital industry. That service was built on a high level of responsiveness and several highly rated investment competencies. But we do not believe we should rest on past accomplishments. Therefore, at this milestone, we have reached an agreement with CCM Advisors, LLC to manage and operate the Program. CCM Advisors is an affiliate of Convergent Capital Management Inc., a holding company of firms focused on the investment industry (CCM). The alliance with CCM Advisors was formed because we share a collective vision to expand the Program by broadening its scope of available investment alternatives and services. CCM Advisors' core competencies align well with what we believe are important attributes to delivering benefits to our membership and the future success of the Program. We have worked very diligently over the past few months evaluating the future of the AHA Investment Program and its place within the AHA product and service offerings. With this Program, we see a strong foundation which we believe will effectively serve our members' investment and asset allocation needs.

Thank you for ongoing support of AHA and AHA-FSI.

Regards,



Anthony J. Burke

President & CEO